EXHIBIT 31.3

CERTIFICATIONS
I, Bruce G. Kelley, certify that:

1.	I have reviewed this Amendment No. 2 of the Annual Report on Form 10-K/A of EMC Insurance Group Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2019

/s/ Bruce G. Kelley
Bruce G. Kelley, President,
Chief Executive Officer and Treasurer